As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rivian Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	47-3544981
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
14600 Myford Road
Irvine, California 92606
(888) 748-4261
(Address of principal executive offices) (Zip code)

RIVIAN AUTOMOTIVE, INC. 2021 INCENTIVE AWARD PLAN
RIVIAN AUTOMOTIVE, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Robert J. Scaringe
Chief Executive Officer
Rivian Automotive, Inc.
14600 Myford Road
Irvine, California 92606
(888) 748-4261
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
With copies to:

Marc D. Jaffe, Esq.	Neil M. Sitron, Esq.
Tad J. Freese, Esq.	General Counsel
Alison A. Haggerty, Esq.	Rivian Automotive, Inc.
Latham & Watkins LLP	14600 Myford Road
1271 Avenue of the Americas	Irvine, California 92606
New York, New York 10020	(888) 748-4261
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐ .

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 45,018,712 shares of Rivian Automotive, Inc.’s (the “Registrant”) Class A common stock to be issued pursuant to the Rivian Automotive, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and an additional 9,003,742 shares of the Registrant’s Class A common stock to be issued pursuant to the Rivian Automotive, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8
    The contents of the Registration Statement on Form S-8 (File No. 333-260943), filed with the Securities and Exchange Commission, relating to the 2021 Plan and the 2021 ESPP, are incorporated herein by reference.

Item 8.	Exhibits
		Incorporated by Reference
	Description	Form	File No.	Exhibit Number	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Rivian Automotive, Inc.	8-K	001-41042	3.1	11/16/2021

4.2	Amended and Restated Bylaws of Rivian Automotive, Inc.	8-K	001-41042	3.2	11/16/2021

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	2021 Incentive Award Plan and forms of option and restricted stock unit agreements thereunder	S-8	333-260943	99.2	11/10/2021

99.2	2021 Employee Stock Purchase Plan	S-8	333-260943	99.3	11/10/2021

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 31, 2022.

RIVIAN AUTOMOTIVE, INC.

By:	/s/ Robert J. Scaringe
Robert J. Scaringe
Chief Executive Officer, Chairman of the Board of Directors
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Scaringe	Chief Executive Officer, Chairman of the Board of Directors	March 31, 2022
Robert J. Scaringe	(Principal Executive Officer)

/s/ Claire McDonough	Chief Financial Officer	March 31, 2022
Claire McDonough	(Principal Financial Officer)

/s/ Jeffrey R. Baker	Chief Accounting Officer	March 31, 2022
Jeffrey R. Baker	(Principal Accounting Officer)

/s/ Karen Boone	Director	March 31, 2022
Karen Boone

/s/ Sanford Schwartz	Director	March 31, 2022
Sanford Schwartz

/s/ Rose Marcario	Director	March 31, 2022
Rose Marcario

/s/ Peter Krawiec	Director	March 31, 2022
Peter Krawiec

/s/ Jay Flatley	Director	March 31, 2022
Jay Flatley

/s/ Pamela Thomas-Graham	Director	March 31, 2022
Pamela Thomas-Graham